UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12

CVR Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CVR ENERGY, INC.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
www.CVREnergy.com

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 29, 2024
SUPPLEMENT TO PROXY STATEMENT

May 17, 2024

This proxy statement supplement (this “Proxy Supplement”), dated May 17, 2024, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of CVR Energy, Inc. (the “Company,” “we,” “us” or “our”) filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2024 and made available to stockholders in connection with the Company’s annual meeting of stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/CVI2024 at 10:00 a.m. (Central Daylight Time) on May 29, 2024 (the “Annual Meeting”) and any other additional proxy material filed with the SEC. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Proxy Statement. Other than as set forth herein, no items presented in the Proxy Statement are affected by this Proxy Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or via the internet will not affect your right to attend the Annual Meeting and vote online during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
The Proxy Statement, this Proxy Supplement and the 2023 Annual Report are available at www.proxyvote.com

PROPOSAL 1
ELECT SEVEN DIRECTOR NOMINEES

The following information supplements and updates “Proposal 1—Elect Seven Director Nominees” contained in the Proxy Statement.

Nominees for Election as Directors—Substitute Nominee

As previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on May 16, 2024, effective on that date, the Company’s Board of Directors (the “Board”) appointed Julia Heidenreich Voliva as a director of the Company. Ms. Heidenreich Voliva’s appointment to the Board follows the resignation of incumbent director James M. Strock, who is unable to serve as a director on the Board for personal reasons.

In light of Mr. Strock’s resignation from the Board, he will not stand for election as a director at the Annual Meeting. The Board has nominated Ms. Heidenreich Voliva as a substitute Director Nominee for election at the Annual Meeting in place of Mr. Strock. Information relating to Ms. Heidenreich Voliva and her proposed election as a director at the Annual Meeting is being provided in this Proxy Supplement.

As stated in the Proxy Statement, if any Director Nominee should become unable to serve as a director prior to the Annual Meeting, the proxy holders may vote for the election of a substitute Director Nominee designated by the Board. The Board has nominated Ms. Heidenreich Voliva as a substitute Director Nominee in place of Mr. Strock. Ms. Heidenreich Voliva has indicated that she is willing and able to serve as a director on the Board.

It is intended that the proxies solicited by the Board will be voted for the election of each of the named Director Nominees, as revised by this Proxy Supplement, unless otherwise specified, and that all shares represented by all valid proxies voted in favor of the election of Mr. Strock will be voted in favor of the election of Ms. Heidenreich Voliva. See “Voting Information Update” below for additional information.

If any of the current Director Nominees becomes unable to serve as a director prior to the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such further substitute Director Nominees as the Board may recommend. At this time, the Board knows of no reason why any of the current Director Nominees, other than Mr. Strock, whose nomination has been substituted with Ms. Heidenreich Voliva, might become unable to serve. Each of the Director Nominees, including Ms. Heidenreich Voliva, has consented to serve, if elected.

DIRECTOR NOMINEES:

Julia Heidenreich Voliva[1]
Director

Age: 47	Key Skills and Expertise:
Director since: 2024	✓ Public Company ✓ Executive Leadership ✓ Finance & Accounting	✓ ESG/Sustainability/EH&S ✓ Industry/Operations

Career Highlights:
Board Committees: Audit Governance, Chair Special - Strategic	❖ HF Sinclair Corporation, Vice President, Renewables (2017-2023)
❖ Holly Frontier Corporation, Vice President, Investor Relations (2012-2017)

Other Professional Experience and Community Involvement: Experience in financial statement analysis and earnings modeling; expertise in management roles in the renewable energy and banking industries; over ten years of experience in European institutional equity sales.

Education: Tufts University, B.A.

The Board believes Ms. Heidenreich Voliva is qualified to serve as a director due her extensive professional experience in the petroleum refining, renewables and banking industries, including her significant experience in energy transition, equity and commodity markets, financial analysis and experience with institutional investors.

As a Non-Employee Director, Ms. Heidenreich Voliva will receive compensation determined by the Board, upon the recommendation of the Compensation Committee. Ms. Heidenreich Voliva was appointed as a director in May 2024 and, as a result, received no compensation from the Company during 2023.

Recommendation of the Board

The Board recommends that stockholders vote “FOR ALL” Director Nominees named in our Proxy Statement, as updated by this Proxy Supplement, and which now include Julia Heidenreich Voliva as a substitute nominee in place of James M. Strock.

1 Independent & Financially Literate

VOTING INFORMATION UPDATE

As discussed above under “Proposal 1—Elect Seven Director Nominees—Nominees for Election as Directors—Substitute Nominee,” the Board has nominated Ms. Heidenreich Voliva to be a substitute Director Nominee for election at the Annual Meeting in place of Mr. Strock.

The proxy card initially distributed with the Proxy Statement remains valid. You do not need to authorize a proxy again unless you want to change your vote or revoke your proxy. Stockholders who have already returned their proxy card or authorized a proxy over the Internet or by telephone do not need to take any action unless they want to change or revoke their voting instructions.

You do not have to attend the Annual Meeting to vote. The Board is soliciting proxies so that your vote will be counted if you do not attend the Annual Meeting. If you vote by proxy, you will be appointing Dane J. Neumann, our Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, and Melissa M. Buhrig, our Executive Vice President, General Counsel and Secretary, as your proxies, to vote your shares as you instruct, each with the power to act without the other and with full power of substitution. If you sign and return your proxy card or vote over the Internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations, as applicable. The proxy holders also have authority to vote in their discretion on any other business properly comes before the Annual Meeting or any adjournments or postponements thereof. If any other business properly comes before the Annual Meeting, the proxy holders will vote on those matters in accordance with their discretion. Pursuant to the discretionary voting authority granted to the proxy holders, any shares represented at the Annual Meeting by the proxy card initially distributed with the Proxy Statement will be voted with respect to the election of Ms. Heidenreich Voliva, as substitute nominee for Mr. Strock, as a director.

CORPORATE GOVERNANCE

The following information supplements and updates the “Corporate Governance” section contained in the Proxy Statement.

Board Composition

Our Board is currently comprised of four directors affirmatively determined by the Board to be independent directors (Jaffrey A. Firestone, Julia Heidenreich Voliva, Stephen Mongillo and Mark J. Smith), one employee director (David L. Lamp, our President and Chief Executive Officer (“CEO”)), and two non-management directors who are also employees of IEP (Ted Papapostolou, our Chairperson of the Board, and Dustin DeMaria). All of our existing directors served on the Board during 2023 except Messrs. DeMaria and Smith, who joined the Board in March 2024, and Ms. Heidenreich Voliva, who joined the Board in May 2024. During 2023, two other individuals who are affiliated with IEP served as non-management directors (Hunter C. Gary from January 1, 2023 until December 31, 2023 and thereafter until his resignation from the Board for personal reasons on March 15, 2024 and David Willetts from January 1, 2023 until his resignation from the Board for personal reasons on March 17, 2023). During 2023 and until his resignation for personal reasons in May 2024, James M. Strock served as a director and was affirmatively determined by the Board to be an independent director.

None of our Director Nominees, including Ms. Heidenreich Voliva, currently have any family relationship with any other director or any executive officer. The table below sets forth Ms. Heidenreich Voliva’s name and age and the month and year she first joined our Board.

Name	Age	Position	Joined Board
Julia Heidenreich Voliva	47	Director	May 2024

Director Independence and the “Controlled Company” Exemption

The controlled company exemption does not modify the independence requirements for the Audit Committee. The Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”) and NYSE rules require that our Audit Committee be composed entirely of independent directors. The members of the Audit Committee are Mr. Mongillo, who serves as Chairperson of the committee, and Mr. Firestone and Ms. Heidenreich Voliva. All members of the Audit Committee were affirmatively determined by our Board to be “independent” and “financially literate” under the rules and regulations of the NYSE and the SEC applicable to audit committee members under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), during their time of service. In addition, Mr. Mongillo was further affirmatively determined to be an “Audit Committee Financial Expert” under the rules and requirements of the NYSE.

Committees of the Board

Following Mr. Strock’s resignation from the Board and from each of the Audit Committee, Governance Committee, EH&S Committee and Special Committee – Strategic, on May 16, 2024, the Board appointed Ms. Heidenreich Voliva to the Board’s Audit Committee and Special Committee - Strategic and as a member and Chairperson of the Governance Committee. As of that same date, Dustin DeMaria was appointed to the Board’s EH&S Committee and Mark J. Smith was appointed as such committee’s Chairperson. The table below sets forth the current composition of each of the Board’s committees.

Board Committee	Current Members
Audit Committee	Stephen Mongillo, Chairperson Jaffrey A. Firestone Julia Heidenreich Voliva
Compensation Committee	Dustin DeMaria, Chairperson Jaffrey A. Firestone Ted Papapostolou
Governance Committee	Julia Heidenreich Voliva, Chairperson Stephen Mongillo Ted Papapostolo
EH&S Committee	Mark J. Smith, Chairperson Dustin DeMaria Jaffrey A. Firestone
Special Committee	David L. Lamp Stephen Mongillo Ted Papapostolou
Special Committee – Strategic[2]	Mark J. Smith Julia Heidenreich Voliva
2 The Special Committee - Strategic was formed by the Board as a committee of independent directors to consider, evaluate and negotiate on behalf of the Company certain potential strategic transactions. For more information, see the Company's Current Report on Form 8-K filed with the SEC on March 18, 2024.